EXHIBIT 5

Warner Norcross & Judd LLP
Attorneys at Law
900 Fifth Third Center
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487

August 26, 2011

ChoiceOne Financial Services, Inc.
109 East Division
Sparta, Michigan 49345
Re:	ChoiceOne Financial Services, Inc. Form S-8 Registration Statement 50,000 Shares of Common Stock, Without Par Value

Ladies and Gentlemen:

                    We are counsel to ChoiceOne Financial Services, Inc., a Michigan corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 50,000 shares of the Company's common stock, without par value ("Common Stock"), under a Form S-8 Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission on August 26, 2011.

                    We are familiar with the proceedings taken by the Company in connection with the authorization of up to 50,000 shares of Common Stock to be issued under the Registration Statement (the "Shares"). We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies.

                    Based upon the foregoing, we are of the opinion that the Shares, when duly registered under the Securities Act and sold and delivered against payment for the Shares as described in the Registration Statement, will be validly issued, fully paid, and non-assessable.

                    We consent to the filing of this opinion as an exhibit to the Registration Statement.

                    This opinion is rendered for the purposes of Part II, Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K and may not be used, quoted, or referred to or filed for any other purpose without our prior written permission.
Warner Norcross & Judd LLP

By	/s/ Jeffrey A. Ott
Jeffrey A. Ott, a Partner